Exhibit 10.58

MODIFICATION TO CREDIT AGREEMENT

     This Modification to Credit Agreement (this “Modification”) is entered into by and between VODAVI COMMUNICATIONS SYSTEMS, INC., an Arizona corporation (“Borrower”) and COMERICA BANK, successor by merger to Comerica Bank-California, whose Western Division Headquarters is located at 333 West Santa Clara Street, San Jose, California 95113 (“Bank”) on the other hand, as of February 15, 2005.

RECITALS

     This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

     WHEREAS, Bank and Borrower previously entered into that certain Credit Agreement dated April 10, 2003;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

     1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the initially capitalized terms not defined herein shall have the meaning set forth in the Agreement.

     2. Modification to Credit Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

     (a) In Section 1.1 of the Agreement, the definition of “Permitted Credit Exposure” shall be deleted in its entirety.

     (b) In Section 1.1 of the Agreement, the definition of “RLC Maturity Date” shall be modified to read “April 30, 2006.”

     (c) Section 6.1 (d) of the Agreement shall be deleted in its entirety.

     (d) Section 6.1 (e) of the Agreement shall be deleted in its entirety.

     3. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Credit Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Credit Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all Credit Agreements, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Credit Agreement. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing. The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification, including without limit any replacement Credit Agreement entered into in connection herewith, is conditioned upon receipt by Bank of this Modification, any other documents which Bank may require to carry out the terms hereof, and including but not limited to each of the following:

     4. Miscellaneous Provisions.

     (a) This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

     (b) This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

(“Borrower”)	(“Bank”)
VODAVI COMMUNICATIONS SYSTEMS, INC., an
Arizona corporation	COMERICA BANK

By:	/s/ David A. Husband	By:	/s/ Ramon T. Perez

Name:	David A. Husband	Name:	Ramon T. Perez

Title:	Chief Financial Officer	Title:	Vice President

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